CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment to Registration Statement on Form N-2 of our report dated June 24, 2026, relating to the financial statements of Muzinich Aviation Income Fund (mAIR), as of June 5, 2026, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Prospectus and in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
August 11, 2026